Exhibit 5.1

February 24, 2022	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

Editas Medicine, Inc.
11 Hurley Street
Cambridge, MA 02141

Re:	Registration Statement on Form S-8; 2015 Stock Incentive Plan; 2015 Employee Stock Purchase Plan; Inducement Award Agreements (as defined below)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of  3,422,637 shares (the “Plan Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of Editas Medicine, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan (collectively, the “Plans”), (ii) an aggregate of 96,920 shares of Common Stock (the “Option Shares”) pursuant to inducement stock option agreements between the Company and Mark S. Shearman, Ph.D., entered into in connection with Dr. Shearman’s commencement of employment with the Company, and between the Company and Chi Li, Ph.D., entered into in connection with Dr. Li’s commencement of employment with the Company  (collectively, the “Inducement Option Agreements”) and (iii) an aggregate of 46,845 shares of Common Stock (the “RSU Shares,” and collectively with the Plan Shares and Option Shares, the “Shares”) pursuant to inducement restricted stock unit agreements between the Company and Dr. Shearman, entered into in connection with Dr. Shearman’s commencement of employment with the Company, and between the Company and Dr. Li, entered into in connection with Dr. Li’s commencement of employment with the Company (collectively with the Inducement Option Agreements, the “Inducement Award Agreements”).

We have examined the Certificate of Incorporation and By-laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

Editas Medicine, Inc.
February 24, 2022

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans and the Inducement Award Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and, if applicable, paid for in accordance with the terms and conditions of the Plans and the Inducement Award Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

/s/
By:	/s/ Rosemary G. Reilly
Rosemary G. Reilly, a Partner